Exhibit 10.21

ENDORSEMENT NO. 1

to the

INTERESTS AND LIABILITIES CONTRACT

(hereinafter referred to as the “Contract”)

to the

QUOTA SHARE REINSURANCE AGREEMENT

V-003/04

Effective: July 1, 2004

(hereinafter referred to as the “Agreement”)

between

VESTA FIRE INSURANCE CORPORATION

SHELBY INSURANCE COMPANY

THE HAWAIIAN INSURANCE AND GUARANTY COMPANY, LTD.

FLORIDA SELECT INSURANCE COMPANY

AFFIRMATIVE INSURANCE COMPANY

SHELBY CASUALTY INSURANCE COMPANY

INSURA PROPERTY AND CASUALTY COMPANY

VESTA INSURANCE CORPORATION

TEXAS SELECT LLOYDS INSURANCE COMPANY

(hereinafter collectively referred to as the “Company”)

and

SWISS RE UNDERWRITERS AGENCY, INC.

on behalf of

SWISS REINSURANCE AMERICA CORP

(NAIC #: 25364; FEIN #: 13-1675535)

(hereinafter referred to as the “Subscribing Reinsurer”)

IT IS HEREBY NOTED AND AGREED that effective 12:01 a.m., Local Standard Time at the subject loss location, December 1, 2004, this Interest and Liabilities Contract shall be replaced in its entirety as follows:

It is hereby mutually agreed that the Subscribing Reinsurer shall have a 60.00% participation for Coverage A and a 100.00% participation for Coverage B in the interests and liabilities of the Reinsurers as set forth in the Agreement attached hereto and made a part hereof. These interests and liabilities shall apply to the Subscribing Reinsurer’s combined shares of Coverage A and Coverage B.

V-003/04SwiisRe-end1 12/23/04 (bdf)	Page 1 of 5

Such participation shall be several and not joint with the participation of other Subscribing Reinsurers, and the Subscribing Reinsurer shall under no circumstances participate in the interests and liabilities of the other Reinsurers as set forth in the Agreement attached hereto. The Contract shall attach 12:01 a.m., Local Standard Time, at the subject loss location, July, 1, 2004, and is subject to the provisions contained in the attached Agreement.

The Agreement to which this Contract is attached, and therefore the interests and liabilities of the Subscribing Reinsurer therein, may be changed, altered and amended as the parties may agree; provided such change, alteration and amendment is evidenced by endorsement to this Contract executed by the Company and the Subscribing Reinsurer.

IT IS FURTHER NOTED AND AGREED that effective 12:01 a.m., Local Standard Time at the subject loss location, December 1, 2004, the following Articles of the Quota Share Reinsurance Agreement (V-003/04) attached hereto and made a part hereof shall be disregarded and replaced as set forth herein:

ARTICLE I – BUSINESS COVERED

A.	This Agreement shall cover all in force, new and renewal business classified by the Company as Residential Property and Casualty business including but not limited to Fire, Allied Lines, Inland Marine, Earthquake and Homeowners Multiple Peril business in the following states: Alabama, Alaska, Arizona, California, Connecticut, Florida, Hawaii, Massachusetts, New Jersey, New York, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, and West Virginia.

B.	1.	Coverage A: As respects business subject to this Agreement from 12:01 a.m., Local Standard Time, at the subject loss location, July 1, 2004, the Company shall cede and the Reinsurer agrees to accept 50% of the Company’s Ultimate Net Loss.

	2.	Coverage B: As respects business subject to this Agreement from 12:01 a.m., Local Standard Time, at the subject loss location, December 1, 2004, the Company shall cede and the Reinsurer agrees to accept 25% of the Company’s Ultimate Net Loss. The 25% applies to the Company’s Ultimate Net Loss, gross of Coverage A.

C.	The liability of the Reinsurer for ceded Ultimate Net Losses arising out of any one Loss Occurrence shall not exceed an amount equal to 6.25% of Ceded Net Earned Premium. The Liability of the Reinsurer for ceded Ultimate Net Losses arising out of Shock Losses occurring between July 1, 2004 and November 30, 2004, both days inclusive, shall not exceed $17,000,000. Furthermore, the Liability of the Reinsurer for ceded Ultimate Net Losses arising out of all Shock Losses shall not exceed 10% of Ceded Net Earned Premium subject to a maximum of $26,500,000 for the Agreement Year.

D.	Ceded Loss and Loss Adjustment Expense Ratio caps shall be as follows:

1.	California ceded Ultimate Net Loss limited to 80% (excluding Shock Losses) of California Ceded Net Earned Premium associated with California business.

V-003/04SwiisRe-end1 12/23/04 (bdf)	Page 2 of 5

2.	Texas ceded Ultimate Net Loss limited to 70% (excluding Shock Losses) of Texas Ceded Net Earned Premium associated with Texas business.

3.	Mold ceded Ultimate Net Loss within each state shall not exceed 2.5% of Ceded Net Earned Premium for that state subject to an overall maximum for all states of 2.5% of Ceded Net Earned Premium for all states combined.

4.	Maximum ceded Ultimate Net Loss shall not exceed 100% of Ceded Net Earned Premium.

5.	Maximum ceded Loss Adjustment Expenses shall not exceed 10% of Ceded Net Earned Premium.

The above Ceded Loss and Loss Adjustment Expense Ratio caps shall be based on the Company’s projected Ceded Net Earned Premium at the inception of the Agreement Year plus the additional projected Ceded Net Earned Premium resulting from Coverage B as referenced in Article IX – Premium and shall be adjusted within 60 days after the end of the Agreement Year.

E.	The above Loss Occurrence limit, Shock Loss limit and Ceded Loss and Loss Adjustment Expense Ratio caps will be applied in the following order proportionately for losses and Loss Adjustment Expenses:

1.	Loss Occurrence:

2.	Shock Loss;

3.	Mold;

4.	Specific states;

5.	Loss Adjustment Expense;

6.	Ultimate Net Loss.

ARTICLE IX – PREMIUM

A.	Coverage A: The Company shall cede to the Reinsurer 50% of the net unearned premium reserves at inception of the Agreement plus 50% of the Net Written Premium on all Policies subject to this Agreement.

B.	Coverage B: The Company shall cede to the Reinsurer 25% of the net (gross of Coverage A) unearned premium reserves at 12:01 a.m. Local Standard Time, December 1, 2004 plus 25% of the Net Written Premium on all Policies subject to this Agreement with an effective date subsequent to November 30, 2004.

V-003/04SwiisRe-end1 12/23/04 (bdf)	Page 3 of 5

ARTICLE XIII – REPORTS AND REMITTANCES

A.	At inception or upon execution, whichever is later, of this Agreement, the Company shall report to the Reinsurer the ceded unearned premium (net of inuring reinsurance as set forth in Article VIII – Policy Limits and Inuring Reinsurances) with respect to business in force as of the effective date of this Agreement. The Company shall remit payment of this amount, less Ceding Commission, with the report.

On December 20, 2004, the Company shall report to the Reinsurer the ceded unearned premium (net of inuring reinsurance as set forth in Article VIII – Policy Limits and Inuring Reinsurances) with respect to the Coverage B cession as referenced in Article IX – Premium. The Company shall remit payment of the additional ceded unearned premium, less Ceding Commission, by January 3, 2005.

B.	Within 20 days after the end of each month, the Company shall report to the Reinsurer:

1.	Ceded Net Written Premium for the month;

2.	Ceded Net Earned Premium for the month;

3.	Ceding Commission on Ceded Net Written Premium for the month;

4.	Ceded Ultimate Net Losses paid during the month, segregated by catastrophe losses (being those losses assigned a catastrophe number by PCS), Loss Adjustment Expenses and all other losses (net of any recoveries during the month under the “cash call” provisions of Article XIV – Loss Settlements);

5.	Ceded unearned premiums and case outstanding reserves for Ceded Ultimate Net Losses as of the end of the month;

6.	California Ceded Ultimate Net Losses;

7.	California Ceded Net Earned Premium;

8.	Texas Ceded Ultimate Net Losses;

9.	Texas Ceded Net Earned Premium;

10.	Mold Ceded Ultimate Net Losses (to be reported quarterly instead of monthly provided there is no material impact to balances due), and

11.	Shock Losses.

C.	The positive balance of B.1. less B.3. less B.4. after application of any applicable sublimits and/or loss ratio caps for each month shall be remitted by the Company with its report. Any balance shown to be due the Company shall be remitted by the Reinsurer within 15 days after receipt and verification of the Company’s report.

D.	Separate reports for Coverage A and Coverage B shall follow the format as shown in Schedule A which attaches to and forms part of this Agreement.

V-003/04SwiisRe-end1 12/23/04 (bdf)	Page 4 of 5

ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

IN WITNESS WHEREOF, the parties hereto have caused this Endorsement to be signed in duplicate by their duly authorized representatives.

Signed in Birmingham, Alabama,

This 23rd day of December, 2004.

ATTEST:	VESTA FIRE INSURANCE CORPORATION

/s/ Robert J. McLaughlin	By:	/s/ Russell K. Crouch
	Title:	Vice President
Reference:

And signed in Calabasas, CA

This 30th day of December, 2004.

ATTEST:	SWISS RE UNDERWRITERS AGENCY, INC.
on behalf of
SWISS REINSURANCE AMERICA CORP

/s/ (illegible)	By:	/s/ Anthony Manzitto
	Title:	SVP
Reference:

V-003/04SwiisRe-end1 12/23/04 (bdf)	Page 5 of 5